PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES

                                                                        For the Year Ended December 31,
                                                   --------------------------------------------------------------------------
                                                       1998           1997           1996            1995            1994
                                                   ------------   ------------   ------------    ------------    ------------
                                                                        (Amounts in thousands, except ratios)

Net income                                          $ 227,019      $ 178,649      $ 153,549       $  70,386       $  42,118
   Add: Minority interest in income                    20,290         11,684          9,363           7,137           9,481
   Less: Minority interests in income which do
     not have fixed charges                           (15,853)       (10,375)        (8,273)         (4,700)         (5,906)
                                                   ------------   ------------   ------------    ------------    ------------
Income from continuing operations                     231,456        179,958        154,639          72,823          45,693
   Interest expense                                     4,507          6,792          8,482           8,508           6,893
                                                   ------------   ------------   ------------    ------------    ------------
Total Earnings Available to Cover Fixed Charges     $ 235,963      $ 186,750      $ 163,121       $  81,331       $  52,586
                                                   ============   ============   ============    ============    ============

Total Fixed Charges - interest expense (a)          $   7,988      $   9,220      $  10,343       $   8,815       $   6,893
                                                   ============   ============   ============    ============    ============

Total Preferred Stock dividends                     $  78,375      $  88,393      $  68,599       $  31,124       $  16,846
                                                   ============   ============   ============    ============    ============

Total Combined Fixed Charges and Preferred
   Stock dividends                                  $  86,363      $  97,613      $  78,942       $  39,939       $  23,739
                                                   ============   ============   ============    ============    ============

Ratio of Earnings to Fixed Charges                      29.54          20.25          15.77            9.23            7.63
                                                   ============   ============   ============    ============    ============

Ratio of Earnings to Combined Fixed Charges and
    Preferred Stock dividends                            2.73           1.91           2.07            2.04            2.22
                                                   ============   ============   ============    ============    ============

SUPPLEMENTAL  DISCLOSURE  OF RATIO OF FUNDS  FROM  OPERATIONS
  ("FFO")  TO FIXED CHARGES:

FFO                                                 $ 336,363      $ 272,234      $ 224,476       $ 105,199       $  56,143
Interest expense                                        4,507          6,792          8,482           8,508           6,893
                                                   ------------   ------------   ------------    ------------    ------------
Adjusted FFO available to cover fixed charges       $ 340,870      $ 279,026      $ 232,958       $ 113,707       $  63,036
                                                   ============   ============   ============    ============    ============

Total Fixed Charges - interest expense (a)          $   7,988      $   9,220      $  10,343       $   8,815       $   6,893
                                                   ============   ============   ============    ============    ============

Total Preferred Stock dividends                     $  78,375      $  88,393      $  68,599       $  31,124       $  16,846
                                                   ============   ============   ============    ============    ============

Total Combined Fixed Charges and Preferred
   Stock dividends                                  $  86,363      $  97,613      $  78,942       $  39,939       $  23,739
                                                   ============   ============   ============    ============    ============

Ratio of FFO to Fixed Charges                           42.67          30.26          22.52           12.90            9.15
                                                   ============   ============   ============    ============    ============

Ratio of FFO to Combined Fixed Charges and
   Preferred Stock dividends                             3.95           2.86           2.95            2.85            2.66
                                                   ============   ============   ============    ============    ============

(a) "Total fixed charges - interest" includes interest expense plus capitalized interest.

                                  Exhibit - 12